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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-142938, 333-136126, 333-120061, 333-100077, 333-58168; Form S-3 Nos. 333-140119, 333-134084, 333-131332, 333-123619, 333-118187, 333-116696, 333-111287, 333-108752 and 333-76738) of Inovio Biomedical Corporation and in any related Prospectuses of our reports dated March 12, 2008, with respect to: (1) the consolidated financial statements of Inovio Biomedical Corporation, and (2) the effectiveness of internal control over financial reporting of Inovio Biomedical Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
San Diego, California March 12, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM